Exhibit 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 2 to the Registration Statement on Form S-4 of USA Networks, Inc. of our report dated December 8, 1997 relating to the combined financial statements of Universal Television Group, appearing on Page I-9 of HSN, inc's (subsequently renamed USA Networks, Inc.) proxy statement dated January 12, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                   /s/  Price Waterhouse LLP


PRICE WATERHOUSE LLP

June 19, 1998
Century City, California